EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Ascential Software Corporation

We consent to incorporation by reference in the following registration statements of Ascential Software Corporation, (Nos. 333-98925, 333-87396, 333-01409, 333-31369, 33-31371, 333-61843, 333-70323, 333-89231, 333-31670, 333-43238, 333-108782 and 333-110970) on Forms S-8 and (Nos. 333-90667, 333-00273) on Forms S-3 of Ascential Software Corporation of our report dated January 29, 2003 with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of Ascential Software Corporation and its subsidiaries for the year ended December 31, 2002, which report appears in the December 31, 2004 annual report on Form 10-K of Ascential Software Corporation.

Our report refers to the Company’s adoption of Financial Accounting Standards Board Statement No. 142, “Goodwill and Other Intangible Assets”, effective January 1, 2002.

/s/ KPMG LLP

Boston, Massachusetts
March 16, 2005